Exhibit 3.1

THE COMPANIES LAW (2007 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

FOURTH AMENDED AND RESTATED

MEMORANDUM AND ARTICLES

OF

ASSOCIATION

OF

QIHOO 360 TECHNOLOGY COMPANY LIMITED

THE COMPANIES LAW (2007 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

FOURTH AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

QIHOO 360 TECHNOLOGY COMPANY LIMITED

1                                          The name of the Company is Qihoo 360 Technology Company Limited.

2                                          The registered office of the Company shall be at the offices of Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands, or at such other place as the Directors may from time to time decide.

3                                          The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2007 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4                                          The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

5                                          The share capital of the Company is US$244,998.154 divided into 7,988,098 Series C Convertible Participating Preferred Shares of a par value of US$0.001 each, 37,878,789 Series B Convertible Participating Preferred Shares of a par value of US$0.001 each, 32,603,760 Series A Convertible Participating Preferred Shares of a par value of US$0.001 each and 166,527,507 Ordinary Shares of a par value of US$0.001 each.

6                                          The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7                                          Capitalised terms that are not defined in this Fourth Amended and Restated Memorandum of Association bear the same meaning as those given in the Fourth Amended and Restated Articles of Association of the Company.

THE COMPANIES LAW (2007 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

FOURTH AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

QIHOO 360 TECHNOLOGY COMPANY LIMITED

INTERPRETATION

1                                          In these Articles, Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Articles”

means these articles of association of the Company which, for the avoidance of doubt, include the provisions set out in the Schedule hereto whereby the provisions set out in the Schedule shall take priority over any other provisions set out in the main body of these articles of association.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“CEO”	has the meaning ascribed to it in Article 115A.

“Company”	means the above named company.

“Directors”	means the directors for the time being of the Company.

“Dividend”	includes an interim dividend.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law (2003 Revision).

“Founder Directors”	has the same meaning ascribed to it in Schedule.

“Hongyi Zhou”	means Hongyi Zhou, a PRC citizen (Identity Card No. 610103197010042512).

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the memorandum of association of the Company.

“Ordinary Resolution”

means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Ordinary Share”	means an Ordinary Share of a par value of US$0.001 each in the capital of the Company.

“Register of Members”	means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Series A Directors”	has the meaning ascribed to it in the Schedule.

“Series A Observers”	has the meaning ascribed to it in the Schedule.

“Series A Preferred Share”	means a Series A Convertible Participating Preferred Share of a par value of US$0.001 each in the capital of the

Company.

“Series A Preferred Shareholder”	means a holder for the time being of a Series A Preferred Share.

“Series B Directors”	has the meaning ascribed to it in the Schedule.

“Series B Observer”	has the meaning ascribed to it in the Schedule.

“Series B Preferred Share”	means a Series B Convertible Participating Preferred Share of a par value of US$0.001 each in the capital of the Company.

“Series B Preferred Shareholder”	means a holder for the time being of a Series B Preferred Share.

“Series C Observer”	has the meaning ascribed to it in the Schedule.

“Series C Preferred Share”	means a Series C Convertible Participating Preferred Share of a par value of US$0.001 each in the capital of the Company.

“Series C Preferred Shareholder”	means a holder for the time being of a Series C Preferred Share.

“Schedule”	means the Schedule to these Articles.

“Share” and “Shares”	means a share or shares in the Company and includes a fraction of a share.

“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.

“Statute”	means the Companies Law (2007 Revision) of the Cayman Islands.

2                                          In these Articles:

2.1                                 words importing the singular number include the plural number and vice versa;

2.2                                 words importing the masculine gender include the feminine gender;

2.3                                 words importing persons include corporations;

2.4                                 “written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

2.5                                 references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

2.6                                 any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

2.7                                 headings are inserted for reference only and shall be ignored in construing these Articles; and

2.8                                 in these Articles, Section 8 of the Electronic Transactions Law (2003 Revision) shall not apply.

PRIORITY OF THE PROVISIONS SET OUT IN THE SCHEDULE

3                                          All provisions set out in the main body of these articles shall be read in conjunction with and shall be subject to the terms set out in the Schedule hereto, which provide further details on the rights agreed with the Series A Preferred Shareholders, the Series B Preferred Shareholders and the Series C Preferred Shareholders.  In the event of any difference between the provisions set out in the main body of these Articles and the provisions set out in the Schedule, the provisions set out in the Schedule shall prevail.

COMMENCEMENT OF BUSINESS

4                                          The business of the Company may be commenced as soon after incorporation as the Directors shall see fit.

5                                          The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

ISSUE OF SHARES

6                                          Subject to the provisions, if any, of the Memorandum (and to any direction that may be given by the Company in a general meeting) and the Schedule and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper.

7                                          The Company shall not issue Shares to bearer.

REGISTER OF MEMBERS

8                                          The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

9                                          For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend, or in order to make a determination of Members for any other proper purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.  If the Register of Members shall be closed for the purpose of determining Members entitled to notice of, or to vote at, a meeting of Members the Register of Members shall be closed for at least ten days immediately preceding the meeting.

10                                    In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or in order to make a determination of Members for any other proper purpose.

11                                    If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such Dividend is adopted, as the case may be, shall be the record date for such determination of Members.  When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

CERTIFICATES FOR SHARES

12                                    A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine.  Share certificates shall be signed by one or more Directors or other person authorised by the Directors.  The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process.  All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate.  All certificates surrendered to the Company for transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

13                                    The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

14                                    If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

TRANSFER OF SHARES

15                                    Upon compliance with any provisions restricting the transferability of these shares that may be set forth in these Articles and the Schedule thereto, or any written agreement in respect thereof, transfers of shares of the Company in compliance with all applicable law shall be made on the books of the Company.

16                                    The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

REDEMPTION AND REPURCHASE OF SHARES

17                                    Subject to the provisions of the Statute, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall be effected in such manner as the Company may, by Special Resolution, determine before the issue of the Shares.

18                                    Subject to the provisions of the Statute, the Company may purchase its own Shares (including any redeemable Shares) provided that the Members shall have approved the manner of purchase by Ordinary Resolution.

19                                    The Company may make payment(s) in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

VARIATION OF RIGHTS OF SHARES

20                                    If at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-quarters of the issued Shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the Shares of that class.

21                                    The provisions of these Articles relating to general meetings shall apply to every class meeting of the holders of one class of Shares except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

22                                    The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

23                                    The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares.  The Company may also, on any issue of Shares, pay such brokerage as may be lawful.

NON RECOGNITION OF TRUSTS

24                                    The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

25                                    The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article.  The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon.  The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

26                                    The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been given to the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

27                                    To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser.  The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

28                                    The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any residue shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

CALL ON SHARES

29                                    Subject to the terms of the allotment the Directors may from time to time make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares.  A call may be revoked or postponed as the Directors may determine.  A call may be required to be paid by instalments.  A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

30                                    A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

31                                    The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

32                                    If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest wholly or in part.

33                                    An amount payable in respect of a Share on allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

34                                    The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

35                                    The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

36                                    No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

FORFEITURE OF SHARES

37                                    If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days notice requiring payment of the amount unpaid together with any interest, which may have accrued.  The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

38                                    If the notice is not complied with any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors.  Such forfeiture shall include all Dividends or other monies declared payable in respect of the forfeited Share and not paid before the forfeiture.

39                                    A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit.  Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

40                                    A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

41                                    A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the fact as against all persons claiming to be entitled to the Share.  The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

42            The provisions of these Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

TRANSMISSION OF SHARES

43            If a Member dies the survivor or survivors where he was a joint holder, and his legal personal representatives where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest.  The estate of a deceased Member is not thereby released from any liability in respect of any Share, which had been jointly held by him.

44            Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect either to become the holder of the Share or to have some person nominated by him as the transferee.  If he elects to become the holder he shall give notice to the Company to that effect, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by that Member before his death or bankruptcy, as the case may be.

45            If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

46            A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same Dividends and other advantages to which he would be entitled if he were the registered holder of the Share. However, he shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the Share. If the notice is not complied with within ninety days the Directors may thereafter withhold payment of all Dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

AMENDMENTS OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND

ALTERATION OF CAPITAL

47            Subject to the provisions set out in the Schedule, the Company may by Ordinary Resolution:

47.1         increase the share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

47.2         consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

47.3         by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

47.4         cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

48            All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

49            Subject to the provisions of the Statute and the provisions of these Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

49.1         change its name;

49.2         alter or add to these Articles;

49.3         alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

49.4         reduce its share capital and any capital redemption reserve fund.

REGISTERED OFFICE

50            Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office.

GENERAL MEETINGS

51            All general meetings other than annual general meetings shall be called extraordinary general meetings.

52            The Company shall, if required by the Statute, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it.  The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o’clock in the morning.  At these meetings the report of the Directors (if any) shall be presented.

53            The Company may hold an annual general meeting, but shall not (unless required by Statute) be obliged to hold an annual general meeting.

54            The Directors may call general meetings, and they shall on a Members requisition forthwith proceed to convene an extraordinary general meeting of the Company.

55            A Members requisition is a requisition of Members of the Company holding at the date of deposit of the requisition not less than ten per cent. in par value of the capital of the Company which as at that date carries the right of voting at general meetings of the Company.

56            The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

57            If the Directors do not within twenty-one days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty-one days.

58            A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

59            At least ten days’ notice shall be given of any general meeting.  Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

59.1         in the case of an annual general meeting, by all the Members (or their proxies) entitled to attend and vote thereat; and

59.2         in the case of an extraordinary general meeting, by a majority in number of the Members (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than ninety five per cent. in par value of the Shares giving that right.

60            [Reserved]

PROCEEDINGS AT GENERAL MEETINGS

61            No business shall be transacted at any general meeting unless a quorum is present. Four Members being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative shall be a quorum unless the Company has only one Member entitled to vote at such general meeting in which case the quorum shall be that one Member present in person or by proxy or (in the case of a corporation or other non-natural person) by a duly authorised representative.

62            A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other.  Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

63            A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

64            If a quorum is not present within half an hour from the time appointed for the meeting or if during such a meeting a quorum ceases to be present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day, time or such other place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Members present shall be a quorum.

65            The chairman, if any, of the board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their members to be chairman of the meeting.

66            If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present shall choose one of the members to be chairman of the meeting.

67            The chairman may, with the consent of a meeting at which a quorum is present, (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.  When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.  Otherwise it shall not be necessary to give any such notice.

68            A resolution put to the vote of the meeting shall be decided on a poll.

69            A declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

70            [Reserved].

71            A poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

72            A poll demanded on any question shall be taken at such time as the chairman of the general meeting directs, and any business may proceed pending the taking of the poll.

73            [Reserved].

VOTES OF MEMBERS

74            Subject to any rights or restrictions attached to any Shares, on a poll every Member shall have one vote for every Share of which he is the holder.

75            In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

76            A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

77            No person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class of Shares unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

78            No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid.  Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

79            On a poll votes may be cast either personally or by proxy.  A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting.  Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a poll.

80            A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting.

PROXIES

81            The instrument appointing a proxy shall be in writing, be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorised for that purpose.  A proxy need not be a Member of the Company.

82            The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company:

82.1         not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

82.2         be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited (no later than the time for holding the meeting or adjourned meeting) at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company.  The chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited.  An instrument of proxy that is not deposited in the manner permitted shall be invalid.

83            The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.  An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

84            Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

85            Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

SHARES THAT MAY NOT BE VOTED

86            Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

DIRECTORS

87            There shall be a board of Directors consisting of not more than six persons.

POWERS OF DIRECTORS

88            Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company.  No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given.  A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

89            All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

90            The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

91            The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

APPOINTMENT AND REMOVAL OF DIRECTORS

92            Subject to the provisions set out in the Schedule, the Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

93            The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

VACATION OF OFFICE OF DIRECTOR

94            The office of a Director shall be vacated if:

94.1         he gives notice in writing to the Company that he resigns the office of Director; or

94.2         if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office; or

94.3         if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

94.4         if he is found to be or becomes of unsound mind; or

94.5         if all the other Directors of the Company (being not less than two in number) resolve that he should be removed as a Director.

PROCEEDINGS OF DIRECTORS

95            The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be four (4).  A person who holds office as an alternate Director shall, if his appointor is not present, be counted in the quorum.  A Director who also acts as an alternate Director shall, if his appointor is not present, count twice towards the quorum.

96            Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit.  Questions arising at any meeting shall be decided by a majority of votes.  A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

97            A person may participate in a meeting of the Directors or committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time.  Participation by a person in a meeting in this manner is treated as presence in person at that meeting.  Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is at the start of the meeting.

98            A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of Directors (an alternate Director being entitled to sign such a resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

99            A Director or alternate Director may, or other officer of the Company on the requisition of a Director or alternate Director shall, call a meeting of the Directors by at least ten days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held.

100          The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

101          The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

102          All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

103          A Director but not an alternate Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him.  The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

PRESUMPTION OF ASSENT

104          A Director of the Company who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favour of such action.

DIRECTORS’ INTERESTS

105          A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

106          A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

107          A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

108          No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established.  A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

109          A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

MINUTES

110          The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of Directors including the names of the Directors or alternate Directors present at each meeting.

DELEGATION OF DIRECTORS’ POWERS

111          The Directors may delegate any of their powers to any committee consisting of one or more Directors.  A compensation committee (“Compensation Committee”) shall be established under the Board of Directors, consisting of three Founder Directors, two Series A Directors and one Series B Director. The Board of Directors shall delegate to the Compensation Committee the sole power to approve (i) the Company’s compensation guidelines; (ii) employment of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Technology Officer, and their respective remuneration or compensation, all based on recommendation from the CEO; (iii) any share option plan.  They may also delegate to the CEO or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him provided that an alternate Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director.  Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered.  Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

112          The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards.  Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered.  Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.  The Series B Director shall be a member of any such committee, unless the Series B Director waives such right.

113          The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

114          The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

115          The Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit.  Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors or Members.

115A       The Board of Directors of the Company shall appoint a chief executive officer (“CEO”) of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

115B       The Board of Directors shall delegate to Hogyi Zhou, for so long as he serves as the Company’s CEO, the power to (i) remove any Senior Management Personnel and employees of the Group Companies, after consultation with the Compensation Committee, (ii) subject to Article 111, appoint, suspend or remove any manager, officer, secretary, clerk, agent or employee of any Group Company; (iii) subject to Article 111, fix their respective remuneration and determine their respective duties.  For the purpose of these Articles, “Senior Management Personnel” means, in respect of each of the Group Companies, their respective Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Technical Officer, Vice Presidents or their equivalent and any other officers whose office is higher than the post of Vice President.

ALTERNATE DIRECTORS

116          Any Director (other than an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

117          An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence.

118          An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

119                              Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

120                              An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

NO MINIMUM SHAREHOLDING

121                              The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

REMUNERATION OF DIRECTORS

122                              The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine.  The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

123                              The Directors may by resolution approve additional remuneration to any Director for any services other than his ordinary routine work as a Director.  Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

SEAL

124                              The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors.  Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer or other person appointed by the Directors for the purpose.

125                              The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

126                              A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

127                              Subject to the Statute and this Article, the Directors may declare Dividends and distributions on Shares in issue and authorise payment of the Dividends or distributions out of the funds of the Company lawfully available therefore.  No Dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the share premium account or as otherwise permitted by the Statute.

128                              Except as otherwise provided by the rights attached to Shares, all Dividends shall be declared and paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

129                              The Directors may deduct from any Dividend or distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

130                              The Directors may declare that any Dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

131                              Any Dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct.  Every such cheque or warrant shall be made payable to the order of the person to whom it is sent.  Any one of two or more joint holders may give effectual receipts for any Dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

132                              No Dividend or distribution shall bear interest against the Company.

133                              Any Dividend which cannot be paid to a Member and/or which remains unclaimed after six months from the date of declaration of such Dividend may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend shall remain as a debt due to the Member.  Any Dividend which remains unclaimed after a period of six years from the date of declaration of such Dividend shall be forfeited and shall revert to the Company.

CAPITALISATION

134                              The Directors may capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of Dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid.  In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned).  The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

135                              The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company.  Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

136                              The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

137                              The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

138                              The Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors, and may fix his or their remuneration.

139                              Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

140                              Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

NOTICES

141                              All notices shall be made in writing in English and shall be sent by registered or certified first class mail, facsimile (if the recipient acknowledges receipt), courier service or personal delivery.

142                              Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier.  Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted.  Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by the recipient’s acknowledgement of receipt and shall be deemed to have been received on the same day that the acknowledgement of receipt was received by the sending party.

143                              A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

144                              Notice of every general meeting shall be given in any manner hereinbefore authorised to every person shown as a Member in the Register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

WINDING UP

145                              If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them.  If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.  This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

146                              If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members.  The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

INDEMNITY

147                              Every Director, agent or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own willful neglect or default.  No such Director, agent or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the willful neglect or default of such Director, agent or officer.

FINANCIAL YEAR

148                              Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

TRANSFER BY WAY OF CONTINUATION

149                              If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

SCHEDULE

DEFINITIONS

1                                          In this Schedule, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Affiliate” means with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with, the Person specified.

“Approved Exit Event” has the meaning in Section 4(b)(ii).

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York, the Cayman Islands, Hong Kong or the PRC are authorized or required by law or executive order to close.

“CDH” means CDH Net Technology Limited.

“Commission” means the United States Securities and Exchange Commission.

“control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Price” shall have the meaning ascribed to it in Section 7(a) hereof subject to appropriate adjustment from time to time.

“Convertible Securities” means any securities convertible into, exercisable for, or exchangeable for Ordinary Shares.

“Current Market Price” per share of Share Capital of any Person means, as of the date of determination, (a) the average of the daily Market Price under clause (a), (b), (c) or (d) of the definition thereof of such Share Capital during the immediately preceding thirty (30) trading days ending on such date, and (b) if such Share Capital is not then listed or admitted to trading or quoted on any internationally recognized securities exchange or  over-the-counter market, then the Market Price under clause (e) of the definition thereof on such date.

“Exit” means a Qualification IPO or a Sale Transaction.

“Fair Market Value” means (i) with respect to the Share Capital of any Person, the Current Market Price thereof, and (ii) with respect to any other asset, the fair market value as determined in good faith by the Board of Directors.

“Group Companies” means collectively the Company and its Subsidiaries.

“Highland” means Highland Capital Partners VI Limited Partnership, Highland Capital Partners VI-B Limited Partnership and Highland Entrepreneurs’ Fund VI Limited Partnership.

“Liquidation” means the voluntary or involuntary liquidation under applicable bankruptcy or reorganization legislation, or the dissolution or winding up of the Company.  For the purpose of Section 4, Liquidation shall include the Sale Transaction.

“Market Price” shall mean, with respect to the Share Capital of any Person, as of the date of determination, (a) if such Share Capital is listed on a national securities exchange in the United States, the closing price per share of such Share Capital on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which such Share Capital is then listed or admitted to trading; (b) if such Share Capital is listed on an internationally recognized securities exchange outside of the PRC and the United States, the closing price per share of such Share Capital on such date published in The Asian Wall Street Journal or, if no such closing price on such date is published in The Asian Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal international securities exchange on which such Share Capital is then listed or admitted to trading; (c) if such Share Capital is not then listed or admitted to trading on any United States national securities exchange or other internationally recognized exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of such Share Capital on such date; (d) if such Share Capital is listed or admitted to trading on any United States national securities exchange or designated as a national market system security by the National Association of Securities Dealers, Inc. but there shall have been no trading on such date, or if such Share Capital is not listed or admitted to trading on any United States national securities exchange or other internationally recognized securities exchange or designated as a national market system security by the National Association of Securities Dealers, Inc. but quotations for such Share Capital are available on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, the average of the reported closing bid and asked prices of such Share Capital on such date as shown by the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System and reported by any member firm of the New York Stock Exchange selected by the Company; or (e) if none of (a), (b), (c) or (d) is applicable, a Fair Market Value per share as determined in good faith by the Board of Directors.  Notwithstanding the foregoing, if any shares of Share Capital constitute Restricted Securities, the Market Value of such Restricted Securities shall be discounted as appropriate to reflect the applicable restrictions.

“Ordinary Share Equivalents” means any security or obligation which is by its terms, directly or indirectly, convertible, exchangeable or exercisable into or for Ordinary Shares, including, without limitation, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares and any option, warrant or other subscription or purchase right with respect to Ordinary Shares or any Ordinary Share Equivalent.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

“PRC” means the People’s Republic of China, for the purposes of these Articles, excluding Hong Kong, Macao and Taiwan.

“Preferred Shares” means collectively the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares.

“Qualified IPO” means the first bona fide firm commitment underwritten public offering either with total offering proceeds to the Company of at least US$ 80 million before deduction of the underwriting commissions and expenses or with the approval of holders of 66 2/3% or more of the then issued and outstanding Preferred Shares of the Company.

“Redpoint” shall mean Redpoint Ventures III, L.P. together with Redpoint Associates III, LLC.

“Related Party” means (i) any shareholder of the Company or any Subsidiary, (ii) any director of the Company or any Subsidiary, (iii) any individual employed by the Company or any Subsidiary holding the office or title of or serving as Assistant Vice-President and/or any office, title or position senior to Assistant Vice-President (“Senior Officer”), (iv) any Relative of a shareholder, director or officer of the Company or any Subsidiary, (v) any Person in which any shareholder or director of the Company or any Subsidiary or any Senior Officer has any security or economic interest, other than a passive shareholding of less than 1% in a publicly listed company, and (vi) any other Affiliate of the Company or any Subsidiary or of a shareholder or director of the Company or any Subsidiary.

“Relative” of a natural person means any spouse, parent, child, grandparent, grandchild, sibling, uncle, aunt, nephew, niece or great-grandparent of such person.

“Restricted Securities” means securities that (i) are “restricted securities” as such term is defined in Rule 144(a)(3) promulgated under the Securities Act or (ii) the transfer of which is subject to legal or contractual “lock-ups” or other restrictions or (iii) are of a class of securities listed on a securities exchange but are not approved for listing, or are otherwise not freely tradeable, on such exchange.

“Sale Transaction” means (a) (i) the merger or consolidation of the Company or a Subsidiary into or with one or more Persons, (ii) the merger or consolidation of one or more Persons into or with the Company or a Subsidiary or (iii) a tender offer or other business combination if, in the case of (i), (ii) or (iii), the shareholders of the Company or the Subsidiary prior to such merger or consolidation do not retain, directly or indirectly, at least 51% of the voting power of the surviving Person or (b) the voluntary issuance, sale, conveyance, exchange or transfer to another Person of the voting Share Capital of the Company or a Subsidiary if, after such sale, conveyance, exchange or transfer, the shareholders of the Company or a Subsidiary prior to such issuance, sale, conveyance, exchange or transfer do not retain, directly or indirectly, at least 51% of the voting power of the Company or the Subsidiary; or (c) the voluntary sale, conveyance, exchange or transfer to another Person of all or substantially all of the assets of the Company or the Subsidiary.

“Section” means a section of this Schedule.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Sequoia” means Sequoia Capital China I, L.P., Sequoia Capital China Partners Fund I, L.P., and Sequoia Capital China Principals Fund I, L.P.

“Series A Junior Shares” shall have the meaning ascribed to it in Section 2(c) hereof.

“Series A Liquidation Payment” shall have the meaning ascribed to it in Section 4(a)(iii) hereof.

“Series A Preferred Shares” shall have the meaning ascribed to it in Section 1 hereof.

“Series A Share Subscription Agreement” means the share subscription agreement dated 19 January 2006 among the Company and the parties named therein, as supplemented on May 16, 2006.

“Series A Subscription Price” means US$0.4999 per share, as adjusted for the events described in Section 7(a).

“Series B Junior Shares” shall have the meaning ascribed to it in Section 2(b) hereof.

“Series B Liquidation Payment” shall have the meaning ascribed to it in Section 4(a)(ii) hereof.

“Series B Preferred Shares” shall have the meaning ascribed to it in Section 1 hereof.

“Series B Share Subscription Agreement” means the share subscription agreement dated November 7, 2006 among the Company and the parties named therein.

“Series B Subscription Date” means November 7, 2006.

“Series B Subscription Price” means US$0.660 per share, as adjusted for the events described in Section 7(a).

“Series C Junior Shares” shall have the meaning ascribed to it in Section 2(a) hereof.

“Series C Liquidation Payment” shall have the meaning ascribed to it in Section 4(a)(i) hereof.

“Series C Preferred Shares” shall have the meaning ascribed to it in Section 1 hereof.

“Series C Share Subscription Agreement” means the share subscription agreement dated December 22, 2009 among the Company and the parties named therein.

“Series C Subscription Date” means January 8, 2010.

“Series C Subscription Price” means US$2.5538 per share, as adjusted for the events described in Section 7(a).

“Shares” means, with respect to each holder of Preferred Shares and each holder of Ordinary Shares, all shares, whether now owned or hereafter acquired, of Ordinary Shares, Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares, and any other Ordinary Share Equivalents owned thereby.

“Share Capital” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person’s share capital (including, without limitation, ordinary shares and preferred shares) and any and all rights, warrants or options exchangeable for or convertible into such share capital.

“Shareholders Agreement” means the Second Amended and Restated Shareholders Agreement dated January 5, 2010 relating to the Company, as amended from time to time;

“Subsidiaries” means, as of the relevant date of determination, (a) with respect to any Person, a corporation or other Person of which at least 50% of the voting power of the outstanding voting equity securities or at least 50% of the outstanding economic equity interest is held, directly or indirectly, by such Person and (b) with respect to the Company, any other Person of which actual or de facto control is held, directly or indirectly, by the Company by way of equity ownership or contractual arrangements or otherwise.  Unless otherwise qualified, or the context otherwise requires, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“US$” means United States dollars.

RANK

2(a)                            The Series C Preferred Shares shall, with respect to (i) the payment of the Liquidation Payment in the event of a Liquidation or a Sale Transaction, (ii) the payment of the dividends and (iii) all other rights and preferences as provided in these Articles and/or the Shareholders Agreement, rank senior to (aa)  the Series B Preferred Shares; (bb) the Series A Preferred Shares, (cc) the Ordinary Shares, and (dd) each other class or series of Share Capital of the Company hereafter created which does not expressly rank pari passu with or senior to the Series C Preferred Shares (clauses (aa), (bb),  (cc) and (dd) together, the “Series C Junior Shares”) in accordance with the terms of this Schedule.

2(b)                          The Series B Preferred Shares shall, with respect to (i) the payment of the Liquidation Payment in the event of a Liquidation or a Sale Transaction, (ii) the payment of the dividends and (iii) all other rights and preferences as provided in these Articles and/or the Shareholders Agreement, rank senior to (x) the Series A Preferred Shares, (y) the Ordinary Shares, and (z) each other class or series of Share Capital of the Company hereafter created which does not expressly rank pari passu with or senior to the Series B Preferred Shares (clauses (x), (y) and (z) together, the “Series B Junior Shares”) in accordance with the terms of this Schedule.

2(c)                            The Series A Preferred Shares shall, with respect to (i) the payment of the Liquidation Payment in the event of a Liquidation or a Sale Transaction, (ii) the payment of the dividends and (iii) all other rights and preferences as provided in these Articles and/or the Shareholders Agreement, rank senior to (x) the Ordinary Shares, and (y) each other class or series of Share Capital of the Company hereafter created which does not expressly rank pari passu with or senior to the Series A Preferred Shares (clauses (x) and (y) together, the “Series A Junior Shares”) in accordance with the terms of this Schedule.

DIVIDENDS

3(a)                            Dividend other than in Ordinary Shares. Dividends shall be ratably declared and paid to holders of Series C Preferred Shares, Series B Preferred Shares, Series A Preferred Shares and holders of Ordinary Shares based on the number of Ordinary Shares held by each such holder as if all the Preferred Shares were converted into Ordinary Shares in accordance with Section 7(a) below, or on an as-if converted basis. No dividends or other distributions, whether in cash, property or securities (other than in Ordinary Shares) shall be paid to the holders of Ordinary Shares or any other Series C Junior Shares unless all declared but unpaid dividends on shares of the Series C Preferred Shares shall have been paid or set aside for payment.  No dividends or other distributions, whether in cash, property or securities (other than in Ordinary Shares) shall be paid to the holders of Ordinary Shares or any other Series B Junior Shares unless all declared but unpaid dividends on shares of the Series B Preferred Shares and Series C Preferred Shares shall have been paid or set aside for payment.  No dividends or other distributions, whether in cash, property or securities (other than in Ordinary Shares) shall be paid to the holders of Ordinary Shares or any other Series A Junior Shares unless all declared but unpaid dividends on shares of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares shall have been paid or set aside for payment.  For the purpose of this Section 3, the term “Ordinary Shares” shall also include Convertible Securities.

3(b)                           Dividend in Ordinary Shares. Holders of Preferred Shares shall not participate in the distribution of dividend in Ordinary Shares, but shall be entitled to adjustment to the Conversion Price then in effect pursuant to Section 7(d)(i).

LIQUIDATION.

4(a)                            Liquidation.  Upon the occurrence of a Liquidation, (i) holders of the Series C Preferred Shares shall be paid in cash or other properties for each share of Series C Preferred Shares held thereby, out of, but only to the extent of, the assets of the Company legally available for distribution to its shareholders or, in the case of a Sale Transaction, the proceeds derived therefrom and as a result of the Liquidation, before any payment or distribution is made to any Series C Junior Share, an amount equal to (A) 100% of the Series C Subscription Price (as adjusted for share dividends, combinations or splits, or reclassification with respect to such share) plus (B) all dividends that have been declared but unpaid on such share (clauses (A) and (B) together, the “Series C Liquidation Payment”); provided, that if the assets of the Company or the proceeds (as the case may be) available for distribution to the holders of the Series C Preferred Shares shall be insufficient to permit payment in full to such holders of the aggregate Series C Liquidation Payment, then all of the assets or the proceeds available for distribution to holders of the Series C Preferred Shares shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets or proceeds were sufficient to permit payment in full, and (ii) upon the completion of the distribution of the Series C Liquidation Payment as required by Section 4(a)(i), holders of the Series B Preferred Shares shall be paid in cash or other properties for each share of Series B Preferred Shares held thereby, out of, but only to the extent of, the assets of the Company, or in the case of a Sale Transaction, the proceeds derived therefrom, legally available for distribution to its shareholders and as a result of the Liquidation or Sale Transaction, before any payment or distribution is made to any Series B Junior Share, an amount equal to (A) 100% of the Series B Subscription Price (as adjusted for share dividends, combinations or splits, or reclassification with respect to such share) plus (B) all dividends that have been declared but unpaid on such share (clauses (A) and (B) together, the “Series B Liquidation Payment”); provided, that if the assets of the Company or the proceeds (as the case may be) available for distribution to the holders of the Series B Preferred Shares shall be insufficient to permit payment in full to such holders of the aggregate Series B Liquidation Payment, then all of the assets or proceeds available for distribution to holders of the Series B Preferred Shares shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets or proceeds were sufficient to permit payment in full, and (iii) upon the completion of the distribution of the Series C Liquidation Payment and the Series B Liquidation Payment as required by Section 4(a)(i) and Section 4(a)(ii), the holders of the Series A Preferred Shares shall be paid in cash or other properties for each share of Series A Preferred Shares held thereby, out of, but only to the extent of, the remaining assets of the Company or proceeds legally available for distribution to its shareholders and as a result of the Liquidation or Sale Transaction, before any payment or distribution is made to any Series A Junior Share, an amount equal to (A) 100% of the Series A Subscription Price (as adjusted for share dividends, combinations or splits, or reclassification with respect to such share) plus (B) all dividends that have declared but unpaid on such share (clauses (A) and (B) together, the “Series A Liquidation Payment”); provided, that if the assets of the Company or proceeds available for distribution to the holders of the Series A Preferred Shares shall be insufficient to permit payment in full to such holders of the aggregate Series A Liquidation Payment, then all of the assets or proceeds available for distribution to holders of the Series A Preferred Shares shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets or proceeds were sufficient to permit payment in full.

4(b)                           Exceptions to Liquidation or Sale Transaction. Notwithstanding the foregoing provisions,

(i)                                     Any transaction other than a Qualified IPO that would otherwise constitute a Liquidation shall not be deemed a Liquidation and therefore shall not be subject to the liquidation preference as set out in Section 4(a) if 66 2/3% of the holders of the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares (voting on an as converted basis as a single separate class) agree that such transaction shall not constitute a Liquidation.  Notwithstanding the foregoing, any transaction other than a Qualified IPO that would otherwise constitute a Liquidation shall not be deemed a Liquidation and therefore shall not be subject to the liquidation preference as set out in Section 4(a) if the consideration received therefrom on a per share basis is not less than six (6) times of the Series A Subscription Price (as adjusted for share dividends, combinations or splits, or reclassification with respect to such share), in which case, the total consideration (cash, securities or other properties) from such transaction shall be distributed ratably among all holders of the Preferred Shares and Ordinary Shares on an as-if converted basis.

(ii)                                  In the event that holders of 80% or more of the issued and outstanding Shares of the Company approve an Exit (“Approved Exit Event”), each holder of the Ordinary Shares and of Preferred Shares shall vote for, consent to and raise no objection to such Approved Exit Event, and shall otherwise cooperate with and execute and deliver such other documents as may be reasonably requested in connection with the transactions contemplated by the Approved Exit Event, including, without limitation, documents containing several and not joint representations and warranties as to title, power and authority of such holder  In the event that an Exit is proposed, the Company shall use its reasonable endeavour to notify all the Shareholders in writing in advance of such Exit. If no approval or disapproval is given by a Shareholder to the Company after the expiration of a seven (7) Business Day period from the date of such written notice(s) delivered by the Company, the approval shall be deemed to have been properly granted by such Shareholder, in which case such Shareholder shall be deemed to severally and irrevocably authorize and appoint Hongyi ZHOU to be its/his lawful attorney in its/his name and on its/his behalf to: (i) exercise all of its/his rights and execute all documents, waivers and consents required to be given by it/him, (ii) receive notice of, attend and vote at general meetings of the Company in respect of its/his holding of Shares; and (iii) exercise its/his rights as a member under these Articles, for the purposes of facilitating the effective conclusion of the Approved Exit Event. In the circumstance, any agreement and documents required for such Approved Exit Event shall be binding on each shareholder if the same is executed by holders of 80% or more of the shares of the Company and each shareholder shall be bound by any such agreement and documents whether or not he or it is a signatory to the relevant document.   This special voting agreement shall automatically terminate upon the earlier of occurrence of (i) the completion of a Qualified IPO or (ii) a Liquidation.

4(c)                            Participation.  Upon the completion of the distribution of the Series C Liquidation Payment, the Series B Liquidation Payment and the Series A Liquidation Payment as required by Section 4(a), all the remaining assets of the Company available for distribution to shareholders shall be distributed ratably among the holders of the Preferred Shares and the holders of Ordinary Shares on an as-if converted basis; provided further that in case of a sale, conveyance, exchange or transfer to another Person of the voting Share Capital of the Company if, after such sale, conveyance, exchange or transfer the shareholders of the Company or a Subsidiary prior to such sale, conveyance, exchange or transfer do not retain, directly or indirectly, at least 51% of the voting power of the Company, the holders of Preferred Shares and holders of Ordinary Shares will participate in such remaining assets only to the extent and in respect of the Shares that such holders have transferred, sold or otherwise disposed of in such transaction (on an as-converted basis).

4(d)                           Notice.  Written notice of a Liquidation stating a payment or payments and the place where such payment or payments shall be payable, shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the earliest payment date stated therein, to the holders of record of the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares, such notice to be addressed to each such holder at its address as shown by the records of the Company.

REDEMPTION

5(a)                            At any time commencing on the earlier of (A) such time as Hongyi Zhou is enjoined or prevented from serving as the CEO of the Company as a result of, or in connection with, the Yahoo/Alibaba Litigation (as such term is defined in Section 8.1(d) of the Series B Subscription Agreement) and (B) the sixth anniversary of the Series B Subscription Date, (i) if holders of at least 66 2/3% of the Series B Preferred Shares approve redemption, any holder of Series B Preferred Shares shall be entitled to require the Company, and (ii) if holders of at least 75% of the Series A Preferred Shares approve redemption, any holder of Series A Preferred Shares shall be entitled to require the Company, in each case by a six-month prior notice in writing to the Company (the “Redemption Notice”) to redeem, out of legally available funds, of all, but not less than all, of the Series B Preferred Shares or Series A Preferred Shares held by such holder, as applicable; provided, however, that the Group Companies shall, following the redemption, (i) remain solvent and be able to pay their debts when they fall due in the ordinary course of business; (ii) have sufficient cash for working capital required for at least one year after making such Redemption Payment as measured by reference to the annual budgeted working capital approved by the Board of Directors; and (iii) have cash and/or cash equivalent in an amount greater than or at least equivalent to (aa) the aggregate of Series C Subscription Price (as adjusted for share dividends, combinations or splits or reclassification with respect to such share) plus (bb) all accumulated but unpaid dividends on the Series C Preferred Shares at a rate of 5% for each year the Series C Preferred Shares remain outstanding (pro rata for a partial year).  The proviso set forth in Article 5(a)(iii) above shall cease to be in force and effect as from the Series C Redemption Right Commencement Date (as defined below) (inclusive).  For avoidance of any ambiguity,  the proviso set forth in Article 5(a)(iii) above shall not apply if the holders of Series B Preferred Shares and/or Series A Preferred Shares exercises their respective redemption rights hereunder on or after the Series C Redemption Right Commencement Date.

At any time commencing on the fifth anniversary of the Series C Subscription Date (the date on which the redemption right in respect of the Series C Preferred Shares arises hereunder shall be referred to as the “Series C Redemption Right Commencement Date” ), if holders of at least 66 2/3% of the Series C Preferred Shares approve redemption, any holder of Series C Preferred Shares shall be entitled to require the Company, by serving a Redemption Notice on the Company, to redeem, out of legally available funds, of all, but not less than all, of the Series C Preferred Shares held by such holder, provided, however, that the Group Companies shall, following the redemption, (i) remain solvent and be able to pay their debts when they fall due in the ordinary course of business; (ii) have sufficient cash for working capital required for at least one year after making such Redemption Payment as measured by reference to the annual budgeted working capital approved by the Board of Directors.

If the assets of the Group Companies available for making the Redemption Payment to the holders of the Series C Preferred Shares, the Series B Preferred Shares and Series A Preferred Shares shall be insufficient to permit payment in full to such holders of the aggregate Redemption Payment, then all of the assets available for making such Redemption Payment shall be paid to the holders of the Series C Preferred Shares first until their aggregate Redemption Payment is made in full, and thereafter shall be paid to the holders of the Series B Preferred Shares.  After the aggregate Redemption Payment for the holders of the Series C Preferred Shares and/or Series B Preferred Share has been made in full, the remaining assets of the Group Companies available for making the Redemption Payment shall be paid to the holders of the Series A Preferred Shares.  If, in the good faith determination of the Board of Directors of the Company (including the Series B Director and the Series A Director), the legally available funds of the Group Companies are insufficient to make the Redemption Payments to the holders of the Series C Preferred Shares, the Series B Preferred Shares and Series A Preferred Shares, if applicable, the Company shall use such legally available funds to the Group Companies to redeem in the following order (i) the Series C Preferred Share; (2) the Series B Preferred Shares; and (iii) thereafter the Series A Preferred Shares, and, at the election of the holders of the Series C Preferred Shares, the Series B Preferred Shares and Series A Preferred Shares (as applicable to shares held by such holders), the Group Companies shall take all steps and actions necessary to either, (i) issue one or more promissory notes to the holders of the Series C Preferred Shares, the Series B Preferred Shares and/or Series A Preferred Shares, as applicable, with a principal amount equal to the amount of Redemption Payments which were not paid in cash, on which interest will accrue at a rate equal to the prime rate plus one percent, and for which the principal, together with the interest thereon, will become due and payable when additional funds become legally available to the Group Companies (but not later than the first anniversary of the issuance of such promissory note(s)), or (ii) adjust the Conversion Price of the Series C Preferred Shares, the Series B Preferred Shares and/or the Series A Preferred Shares, as applicable, and the number and type of securities to be received upon conversion of the Series C Preferred Shares, the Series B Preferred Shares and/or Series A Preferred Shares, as applicable, to reflect a reduction of the amount of

Redemption Payment which were not paid to the holders of the Series C Preferred Shares, the Series B Preferred Shares and/or Series A Preferred Shares, as applicable, in cash, from (x) the valuation of the Company on the Series C Subscription Date (i.e. US$400,000,000) with respect to the Series C Preferred Shares; (y) the valuation of the Company on the Series B Subscription Date (i.e. US$95,000,000) with respect to the Series B Preferred Shares, and (z) the valuation of the Company on the Series A Subscription Date (i.e. US$50,000,000) with respect to the Series A Preferred Shares, as applicable, in addition to any other adjustments to the Conversion Price as set forth herein.  Upon providing the Redemption Notice, all the Series C Preferred Shares, Series B Preferred Shares and/or the Series A Preferred Shares specified in the applicable Redemption Notice shall become due for redemption on the date specified therein.

The redemption right set forth herein shall terminate upon the closing of a Qualified IPO.

5(b)                           Upon each date on which the Series C Preferred Shares, the Series B Preferred Shares and/or Series A Preferred Shares become due for redemption pursuant to Section 5(a), the Company shall, to the extent permitted by law, pay to the holders of each share of Series C Preferred Shares, Series B Preferred Shares or Series A Preferred Shares then due to be redeemed, as applicable, an amount of consideration per share (the “Redemption Payment”) equal to (i) the aggregate of Series C Subscription Price, Series B Subscription Price or Series A Subscription Price, as applicable, (as adjusted for share dividends, combinations or splits or reclassification with respect to such share) plus (ii) all accumulated but unpaid dividends on the Series C Preferred Shares, the Series B Preferred Shares or Series A Preferred Shares, as applicable, at a rate of 5% for each year the Series C Preferred Shares, the Series B Preferred Shares or Series A Preferred Shares, as applicable, remain outstanding (pro rata for a partial year).

5(c)                            The Redemption Notice shall specify a date (the “Redemption Date”) for the redemption of the Series C Preferred Share, Series B Preferred Shares or Series A Preferred Shares as provided in Section 5(a).  Following the delivery of such Redemption Notice, each holder of the Series C Preferred Shares, Series B Preferred Shares or Series A Preferred Shares, as applicable, shall surrender the certificate(s) representing its Series C Preferred Shares,  Series B Preferred Shares or Series A Preferred Shares, as applicable, to the Company, at any time during usual business hours, at its principal place of business to be maintained by it (or such other office or agency of the Company as the Company may designate by notice in writing to the holders of the Series C Preferred Shares, Series B Preferred Shares or Series A Preferred Share, as applicable ).  In the event any certificates representing the Series C Preferred Shares, Series B Preferred Shares or Series A Preferred Shares, as applicable, are not surrendered to the Company on or before the Redemption Date, the Company shall be entitled to treat such certificates as lost.

5(d)                           Notwithstanding anything to the contrary contained herein, any holder of the Series C Preferred Shares, Series B Preferred Shares or Series A Preferred Shares, as applicable, may convert its Series C Preferred Shares, Series B Preferred Shares or Series A Preferred Shares, as applicable, into Ordinary Shares pursuant to Section 7(a) at any time prior to the payment of the Redemption Payment, whereupon only rights attaching to the Ordinary Shares as set forth in the Memorandum and Articles of Association shall apply.

VOTING RIGHTS;  ELECTION OF DIRECTORS

6(a)                            General.  The holders of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares shall be entitled to vote, in person or by proxy, at a special or annual general meeting of shareholders or in any written consent in lieu of meeting, on all matters entitled to be voted on by holders of Ordinary Shares voting together as a single class (not as a separate class) with the Ordinary Shares (and with other shares entitled to vote thereon, if any).  With respect to any such vote, each Series A Preferred Share, each Series B Preferred Share and each Series C Preferred Share shall entitle the holder thereof to cast that number of votes as is equal to the number of votes that such holder would be entitled to cast had such holder converted its Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as applicable, into Ordinary Shares pursuant to Section 7(a) below on the record date for determining the shareholders of the Company eligible to vote on any such matters.

6(b)                           Directors.  The Board of Directors shall comprise a maximum of six (6) directors.  For so long as Sequoia and CDH are Series A Preferred Shareholders, Sequoia and CDH shall each be entitled to elect one director of the Company (“Series A Directors”) and one non-voting observer to the Board of Directors of the Company (“Series A Observers”).  For so long as Matrix Partners VII, L.P. is a Series A Preferred Shareholder, Matrix Partners VII, L.P. shall each be entitled to elect one non-voting observer to the Board of Directors of the Company (also a “Series A Observer”).  For so long as Highland is a Series B Preferred Shareholder, Highland shall be entitled to elect one director of the Company (“Series B Directors”) and one non-voting observer to the Board of Directors of the Company (“Series B Observer”).  For so long as Redpoint is a Series B Preferred Shareholder, Redpoint shall be entitled to elect one non-voting observer to the Board of Directors of the Company (also a “Series B Observer”).  For so long as Trustbridge Partners III, L.P. is a Series C Preferred Shareholder, it shall be entitled to elect one non-voting observer to the Board of Directors of the Company (the “Series C Observer”).  Holders of Ordinary Shares, voting as a single class, shall be entitled to elect a maximum of three (3) directors (“Founder Directors”).  The Series A Observers, the Series B Observers and the Series C Observer shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which the Series A Directors or the Series B Director, as applicable, are a member, and to attend every such meeting, and all materials provided to the directors in connection with such meetings.  The Board of Director meetings shall be held not less often than once per quarter.  Without the approval of the Board of Directors, the Company shall not, and the Company shall cause each of its Subsidiaries not to, approve, consent to or otherwise ratify any amendments, modifications or changes to the control arrangements with the Subsidiaries, or any commitment to enter into any such control arrangements with the Subsidiaries.

6(c)                            Protective Provisions.  For so long as any Series B Preferred Shares and any Series C Preferred Shares remain outstanding, without the approval of holders of at least 66 2/3% of the issued and outstanding Series B Preferred Shares and Series C Preferred Shares, voting together as a single class but not as a separate class, the Company shall not, and the Company shall cause each of its Subsidiaries not to, approve, consent to or otherwise ratify any of the following actions which shall be considered class rights:

(i)                                   alter or change, or engage in any action which would adversely effect, the rights, preferences or privileges of the Series B Preferred Shares and/or the Series C Preferred Shares;

(ii)                                authorize or issue any equity security (including any security convertible into or exchangeable for any equity security) senior to or on a parity with the Series B Preferred Shares and/or the Series C Preferred Shares including, without limitation, as to dividend rights or redemption rights or liquidation preferences;

(iii)                             amend or waive any provision of the Company’s Memorandum and Articles in a manner that would alter or change the rights, preferences or privileges of the Series B Preferred Shares and/or the Series C Preferred Shares;

(iv)                            increase or decrease the authorized number of shares of Ordinary Shares and Preferred Shares;

(v)                               result in the redemption or repurchase of any capital equity of the Company (other than Ordinary Shares pursuant to equity incentive agreements with service providers giving the Company the right to repurchase shares upon the termination of services);

(vi)                            result in any merger, consolidation, or other corporate reorganization, or any transaction or series of transactions in which 50% or more of the voting power of the Company or its Subsidiaries is transferred or in which all or substantially all of the assets of the Company or its Subsidiaries, as applicable, are sold;

(vii)                         increase or decrease the authorized size of the Company’s Board of Directors;

(viii)                      result in the payment or declaration of any dividend on any shares of Ordinary Shares;

(ix)                              issue any debt securities or make any borrowings in a series of transactions relating to the same subject matter in excess of US$300,000;

(x)                                 acquire any business in a series of transactions relating to the same subject matter for a price in excess of US$1,000,000;

(xi)                              appoint the Chief Executive Officer of the Company;

(xii)                           acquire any assets in a series of transactions relating to the same subject matter with a value in excess of US$1,000,000;

(xiii)                        engage in any Related Party transaction; and/or

(xiv)                       commit to enter or enter into any agreement to do any of the above.

provided, however, that if no approval or disapproval is given to the Company after the expiration of a 20 Business Day period from the date of the receipt by the holders of Series B Preferred Shares or Series C Preferred Shares (as the case may be) of a written notice delivered by the Company in accordance with Section 8.1 of the Shareholders Agreement, such notice to include all material information available to the Group Companies and their management in connection with such action, the approval shall be deemed to have been properly granted.

6(d)                           Protective Provisions.  For so long as any Series A Preferred Shares remain outstanding, without the approval of holders of at least 75% of the issued and outstanding Series A Preferred Shares, voting together as a separate class, the Company shall not, and the Company shall cause each of its Subsidiaries not to, approve, consent to or otherwise ratify any of the following actions which shall be considered class rights:

(i)                                   alter or change the rights, preferences or privileges of the Series A Preferred Shares;

(ii)                                authorize or issue any equity security senior to or on a parity with the Series A Preferred Shares as to dividend rights or redemption rights or liquidation preferences;

(iii)                             amend or waive any provision of the Company’s Memorandum and Articles in a manner that would alter or change the rights, preferences or privileges of the Series A Preferred Shares;

(iv)                            increase or decrease the authorized number of shares of Ordinary Shares and Preferred Shares;

(v)                               result in the redemption or repurchase of any shares of Ordinary Shares (other than pursuant to equity incentive agreements with service providers giving the Company the right to repurchase shares upon the termination of services);

(vi)                            result in any merger, consolidation, or other corporate reorganization, or any transaction or series of transactions in which in excess of 50% of the voting power of the Company or its Subsidiaries is transferred or in which all or substantially all of the assets of the Company or its Subsidiaries, as applicable, are sold;

(vii)                         increase or decrease the authorized size of the Company’s Board of Directors;

(viii)                      result in the payment or declaration of any dividend on any shares of Ordinary Shares;

(ix)                              issue any debt securities or make any borrowings in a series of transactions relating to the same subject matter in excess of US$300,000;

(x)                                 acquire any business in a series of transactions relating to the same subject matter for a price in excess of US$1,000,000;

(xi)                              appoint the Chief Executive Officer of the Company;

(xii)                           acquire any assets in a series of transactions relating to the same subject matter with a value in excess of US$1,000,000;

(xiii)                        engage in any Related Party transaction; and/or

(xiv)                       commit to enter or enter into any agreement to do any of the above.

provided, however, that if no approval or disapproval is given to the Company after the expiration of a 20 Business Day period from the date of the receipt by the holders of Series A Preferred Shares of a written notice delivered by the Company in accordance with Section 8.1 of the Shareholders Agreement, such notice to include all material information available to the Group Companies and their management in connection with such action, the approval shall be deemed to have been properly granted.

CONVERSION

7(a)                            Optional Conversion.  Any holder of the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 7, any or all of such holder’s Series A Preferred Shares, Series B Preferred Shares and/or Series C Preferred Shares, as applicable, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing (i) the Series A Subscription Price by the then effective Conversion Price for the Series A Preferred Shares, or (ii) the Series B Subscription Price by the then effective Conversion Price for the Series B Preferred Shares, or (iii) the Series C Subscription Price by the then effective Conversion Price for the Series C Preferred Shares, as applicable. The Conversion Price for any Series A Preferred Shares shall initially be equal to the Series A Subscription Price, which is subject to certain adjustment as set forth in Section 7(d).  The Conversion Price for any Series B Preferred Shares shall initially be equal to the Series B Subscription Price, which is subject to certain adjustment as set forth in Section 7(d). The Conversion Price for any Series C Preferred Shares shall initially be equal to the Series C Subscription Price, which is subject to certain adjustment as set forth in Section 7(d).  The conversion right shall be exercised by the surrender of certificate(s) representing the Series A Preferred Shares, Series B Preferred Shares and/or Series C Preferred Shares, to be converted to the Company (or lost certificate affidavit and an indemnification agreement) at any time during usual business hours at its principal place of business to be maintained by it (or such other office or agency of the Company as the Company may designate by notice in writing to holders of the Series A Preferred Shares, the holders of Series B Preferred Shares and the holders of Series C Preferred Shares), accompanied by written notice (which shall be irrevocable) that the holder has elected to convert such Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as applicable and specifying the number of the Series A Preferred Shares, Series B Preferred Shares or Series C to be converted.  If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, , accompanied by certificates representing the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as applicable, which shall be surrendered for conversion and canceled by the Company.  As promptly as practicable after the surrender of certificates for any Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares (or lost certificate affidavit and an indemnification agreement) but in any event no later than five (5) Business Days thereafter, the Company shall (subject to compliance with the applicable provisions of federal and state securities laws) deliver to the holder of such shares so surrendered certificate(s) representing the number of fully paid and nonassessable Ordinary Shares into which such shares are entitled to be converted and a copy of the register of members showing such Ordinary Shares.  At the time of the surrender of such certificate(s), the Company will hold the Series A Preferred Shares, the Series B Preferred Shares and Series C Preferred Shares, as applicable, in trust for the Person in whose name any certificate(s) for Ordinary Shares shall be issuable upon such conversion from the time of surrender until the register of members is updated.

7(b)                           Automatic Conversion.

(i)                                     Immediately upon the closing of a Qualified IPO or approval of the holder of at least 75% of the Series A Preferred Shares, each outstanding share of Series A Preferred Share shall be automatically converted, with no further action required to be taken by the Company or the holder thereof, into the number of fully paid and non-assessable Ordinary Shares in accordance with the then effective applicable Conversion Price.  The Company shall not be obligated to issue certificates for any Ordinary Shares issuable upon the automatic conversion of any Series A Preferred Shares unless the certificate or certificates evidencing such Series A Preferred Shares has either been delivered to the Company or any transfer agent for Series A Preferred Shares, or the holder has notified the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate.  The Company shall, as soon as practicable after receipt of certificates for the converted Series A Preferred Shares, or satisfactory agreement for indemnification in the case of a lost certificate, promptly issue and deliver at its office to the holder thereof a certificate or certificates for the number of Ordinary Shares to which the holder is entitled.

(ii)                                  Immediately upon the closing of a Qualified IPO, each outstanding share of Series B Preferred Share shall be automatically converted, with no further action required to be taken by the Company or the holder thereof, into the number of fully paid and non-assessable Ordinary Shares in accordance with the then effective applicable Conversion Price.  The Company shall not be obligated to issue certificates for any Ordinary Shares issuable upon the automatic conversion of any Series B Preferred Shares unless the certificate or certificates evidencing such Series B Preferred Shares has either been delivered to the Company or any transfer agent for Series B Preferred Shares, or the holder has notified the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate.  The Company shall, as soon as practicable after receipt of certificates for the converted Series B Preferred Shares, or satisfactory agreement for indemnification in the case of a lost certificate, promptly issue and deliver at its office to the holder thereof a certificate or certificates for the number of Ordinary Shares to which the holder is entitled.

(iii)                             Immediately upon the closing of a Qualified IPO, each outstanding share of Series C Preferred Share shall be automatically converted, with no further action required to be taken by the Company or the holder thereof, into the number of fully paid and non-assessable Ordinary Shares in accordance with the then effective applicable Conversion Price.  The Company shall not be obligated to issue certificates for any Ordinary Shares issuable upon the automatic conversion of any Series C Preferred Shares unless the certificate or certificates evidencing such Series C Preferred Shares has either been delivered to the Company or any transfer agent for Series C Preferred Shares, or the holder has notified the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate.  The Company shall, as soon as practicable after receipt of certificates for the converted Series C Preferred Shares, or satisfactory agreement for indemnification in the case of a lost certificate, promptly issue and deliver at its office to the holder thereof a certificate or certificates for the number of Ordinary Shares to which the holder is entitled.

7(c)                            Termination of Rights; Conversion Mechanics and Reservation.

(i)                                     On the date of an optional conversion pursuant to Section 7(a) or of an automatic conversion pursuant to Section 7(b), all rights with respect to the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares (as applicable) so converted, including the rights, if any, to receive notices and vote, shall terminate, except only the rights of holders thereof to (i) receive certificates for the number of Ordinary Shares into which such Series A Preferred Shares,  Series B Preferred Shares or Series C Preferred Shares, as applicable, have been converted and (ii) exercise the rights to which they are entitled as holders of Ordinary Shares.

(ii)           Conversion of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares, as applicable, under this Section 7 shall be effected in such manner as the directors of the Company shall from time to time determine.  Without prejudice to the generality of the foregoing, any of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares, as applicable, to be converted under this Section 7 may be effected by redemption or repurchase of such Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as applicable, out of (A) the capital paid up on such Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as applicable, or (B) the funds of the Company which would otherwise be available for dividend or distribution or (C) the proceeds of a fresh issue of shares made for the purpose, or any combination of (A), (B) and/or (C), with the proceeds of redemption or repurchase thereof applied as payment in full for the subscription of the relevant number of Ordinary Shares.

7(d)         Conversion Price Adjustments.  The Conversion Price, and the number and type of securities to be received upon conversion of the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as applicable, shall be subject to adjustment as follows:

(i)            Dividend, Subdivision or Combination of Ordinary Shares.  In the event that the Company shall at any time or from time to time, prior to conversion of the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as applicable, (x) subdivide the outstanding Ordinary Shares into a larger number of shares of Ordinary Shares, whether by share split or by payment of dividends in Ordinary Shares on the outstanding Ordinary Shares, or (y) combine the outstanding Ordinary Shares into a smaller number of shares (other than any such event for which an adjustment is made pursuant to another clause of this Section 7(d)), then, and in each such case, the applicable Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such split or combination, be adjusted proportionately.  For the avoidance of doubt, no adjustment shall be made to the applicable Conversion Price in effect if the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares are ratably split or combined simultaneously with the subdivision or combination of the outstanding Ordinary Shares.

(ii)           Reclassification, Exchange and Substitution.  If the Ordinary Shares issuable upon conversion of the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as applicable, shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification or otherwise (other than share subdivision or combination), the applicable Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as applicable, shall be convertible into, in lieu of the number of Ordinary Shares which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of shares equivalent to the number of Ordinary Shares that such holders would otherwise have received upon conversion of the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as applicable, immediately before that change.

(iii)          Issuance of Ordinary Shares below the applicable Conversion Price.

(A)          If the Company shall at any time or from time to time prior to conversion of the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as applicable, issue or sell any Ordinary Shares (or deemed to be issued as set forth in Section 7(d)(iv)) for no consideration or for a consideration per share less than the applicable Conversion Price then in effect for the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares immediately prior to such issue, then and in such event, such applicable Conversion Price for the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) which shall be determined in accordance with the following formula:

Where

CP1 =             the adjusted applicable Conversion Price for the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares

CP0 =             the applicable Conversion Price for the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares in effect immediately prior to the dilutive issuance of additional securities.

CSO =            the total number of shares of Ordinary Shares outstanding immediately prior to the dilutive issuance of additional securities.

AC =              the total consideration (measured in dollars) received by the Company for issue of the additional securities.

AS =               the total number of additional securities.

For the purposes of this Section, in arriving at the adjusted applicable Conversion Price, Ordinary Shares outstanding shall include (i) Ordinary Shares issuable upon conversion of all the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares then issued and outstanding and (ii) Ordinary Shares issuable upon conversion, exercise or exchange of all Ordinary Share Equivalents then issued and outstanding.

(B)           Such adjustment shall be made whenever such Ordinary Shares are issued, and shall become effective retroactively (x) in the case of an issuance to the shareholders of the Company, as such, to a date immediately following the close of business on the record date for the determination of shareholders entitled to receive such Ordinary Shares and (y) in all other cases, on the date of such issuance; provided, however, that the determination as to whether an adjustment is required to be made pursuant to this Section 7(d)(iii) shall only be made upon the issuance of Ordinary Shares, and not upon the issuance of any security into which the Ordinary Share Equivalents convert, exchange or may be exercised.

(iv)          Deemed Issuance of Ordinary Shares.  The Conversion Price adjustment formula specified in Section 7(d)(iii) shall be applicable to the following deemed issuance of Ordinary Shares:

(A)          In case at any time the Company shall grant any rights to subscribe for, or any rights or options to purchase, Convertible Securities, whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Ordinary Shares are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of any such rights or options which relate to such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Ordinary Shares issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Conversion Price then in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Ordinary Shares issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share.

(B)           In case at any time the Company shall issue or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Ordinary Shares are issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Ordinary Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the applicable Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Ordinary Shares issuable upon conversion or exchange of such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share; provided that if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 7(d)(iv), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(C)           In case at any time any shares of Ordinary Shares or Convertible Securities or any rights or options to purchase any such Ordinary Shares, or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor.  In case any shares of Ordinary Shares or Convertible Securities or any rights or options to purchase any such Ordinary Shares or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined by the board of directors.

(v)           Exempted Issuances. Notwithstanding the provisions of Sections 7(d)(iii) and (iv), no Conversion Price shall be adjusted for the following issuances of securities:

(A)          issuance of 32,603,760 Series A Preferred Shares pursuant to the Series A Share Subscription Agreement (which have been issued on January 26, 2006 and on May 16, 2006 respectively);

(B)           issuance of 37,878,789 Series B Preferred Shares pursuant to the Series B Share Subscription Agreement (which have been issued on November 7, 2006);

(C)           Issuance of 7,831,467 Series C Preferred Shares pursuant to the Series C Share Subscription Agreement (which have been issued on January 8, 2010), and the issuance of 156,631 Series C Preferred Shares pursuant to the Supplemental Subscription, Amendment and Adherence Agreement with IDGTechnology Venture Investment IV. LP ;

(D)          grant of options for purchasing up to 16,652,751 Ordinary Shares to employees, officers, advisors or consultants of any Group Companies pursuant to a share option plan approved by the Compensation Committee;

(E)           share split or share dividend or issuance of shares in connection with any recapitalization that would not affect the respective percentage of equity interests of Shareholders in the Company;

(F)           Shares issued upon exercise, conversion or exchange of any Ordinary Share Equivalents previously issued (including the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares);

(G) Ordinary Shares issued in consideration of an acquisition or a merger approved by the Board of Directors in accordance with the terms of the Shareholders Agreement, including at least one Series A Director and the Series B Director;

(H)          Ordinary Shares issued in a Qualified IPO;

(I)            Shares issued to strategic investors for Series C Preferred Shares with aggregate proceeds of no more than US$10 million pursuant to Section 2.5 of the Series C Share Subscription Agreement; and/or;

(J)            Shares issued pursuant to the consent in writing of holders of all Shares of the Company.

(vi)          Payment of Damages. Notwithstanding anything to the contrary, and in addition to any other adjustment pursuant to Section 7(d) hereof, in case the legally available funds of the Indemnifying Parties (as defined in Section 8.1 of the Series A Share Subscription Agreement, Section 8.1(d) of the Series B Share Subscription Agreement and Section 8.1(a) of the Series C Share Subscription Agreement, as the case may be) are not sufficient to indemnified the Indemnified Parties (as defined in Section 8.1 of the Series A Share Subscription Agreement, Section 8.1(a) of the Series B Share Subscription Agreement and of the Series C Share Subscription Agreement, as the case may be) pursuant to Section 8.1 of the Series A Share Subscription Agreement, the Series B Share Subscription Agreement or the Series C Share Subscription Agreement, as the case may, at the election of the holders of Series C Preferred Shares, Series B Preferred Shares or Series A Preferred Shares, as the case may be, the Conversion Price of the Series C Preferred Shares, the Series B Preferred Shares and the Series A Preferred Shares, and the number and type of securities to be received upon conversion of the Series C Preferred Shares, the Series B Preferred Shares and Series A Preferred Shares, shall be adjusted to reflect a reduction of the amount of Damages (as defined in the Series A Share Subscription Agreement, the Series B Share Subscription Agreement and Series C Share Subscription Agreement as the case may be) which were not paid to the Indemnified Parties in cash, from the valuation of the Company on (aa) the Series C Subscription Date (i.e. US$400,000,000) with respect to the Series C Preferred Shares, (bb) on the Series B Subscription Date (i.e. US$95,000,000) with respect to the Series B Preferred Shares, and (cc) the Series A Subscription Date (i.e. US$50,000,000) with respect to the Series A Preferred Shares, as applicable.

(vii)         No Adjustment.  Notwithstanding anything herein to the contrary, no adjustment under this Section 7(d) need be made to the applicable Conversion Price (A) for issuances or deemed issuance of Ordinary Shares as stated in Sections 7(d)(iii) and 7(d)(iv) or (B) if the Company receives written notice from the holders of a majority of the outstanding Series A Preferred Shares, the Series B Preferred Shares or Series C Preferred Shares, as applicable, that no such adjustment is required.

7(e)         Certificate as to Adjustments.  Upon any adjustment in the applicable Conversion Price, the Company shall within a reasonable period (not to exceed ten (10) days) following any of the foregoing transactions deliver to each registered holder of the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, as applicable, a certificate, signed by (i) the Chief Executive Officer of the Company and (ii) the Chief Financial Officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

7(f)          Notices.  In case at any time or from time to time (i) there shall be any reclassification or reorganization, (ii) there shall occur a Qualified IPO; or (iii) there shall be a Liquidation or Sale Transaction, then the Company shall mail to each holder of the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares at such holder’s address as it appears on the transfer books of the Company, as promptly as possible but in any event at least ten (10) Business Days prior to the earliest applicable date hereinafter specified, a notice stating the date on which such reclassification or reorganization, Qualified IPO, or Liquidation or Sale Transaction is expected to become effective.

7(g)         Reservation of Ordinary Shares.  The Company shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares, such number of its authorized but unissued Ordinary Shares as will from time to time be sufficient to permit the conversion of all outstanding Series A Preferred Shares, Series B Preferred Shares and the Series C Preferred Shares, and shall take all action to increase the authorized number of Ordinary Shares if at any time there shall be insufficient authorized but unissued Ordinary Shares to permit such reservation or to permit the conversion of all outstanding Series A Preferred Shares, Series B Preferred Shares and the Series C Preferred Shares; provided that the holders of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares vote such shares in favor of any such action that requires a vote of shareholders.

7(h)         No Conversion Tax or Charge.  The issuance or delivery of certificates for Ordinary Shares upon the conversion of the Series A Preferred Shares, Series B Preferred Shares or the Series C Preferred Shares, as applicable, shall be made without charge to the converting holder thereof for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of applicable securities laws) in such names as may be directed by, the holders of the Series A Preferred Shares, Series B Preferred Shares or the Series C Preferred Shares, as applicable, converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the Series A Preferred Shares, Series B Preferred Shares or the Series C Preferred Shares, as applicable, converted, and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

7(i)          Fractional Shares.  No fractional shares of Ordinary Shares shall be issued upon conversion of the Series A Preferred Shares, the Series B Preferred Shares or the Series C Preferred Shares.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Fair Market Value of a share of Ordinary Shares as determined in good faith by the Board of Directors of the Company.  Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Shares, Series B Preferred Shares or the Series C Preferred Shares the holder is at the time converting into Ordinary Shares and the aggregate number of shares of Ordinary Shares issuable upon such conversion.

DISCREPANCIES

8              If there is any discrepancy between any provision of this Schedule and any other provision contained in the Memorandum and Articles the provisions of this Schedule shall prevail.

BUSINESS DAY

9              If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.